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                                                                   EXHIBIT 10.13

                 NON RECOURSE PROMISSORY NOTE

$__________________                                   February 27, 1997


            FOR VALUE RECEIVED, the undersigned,         , an individual
                                                ---------
  residing at                                ("Borrower"), promises to pay
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  to the order of GFSI HOLDINGS, INC., a Delaware corporation ("Company"),
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  or any successor thereof, the sum of           Thousand          Hundred and
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  no/100 Dollars ($      ) with interest from the date hereof on the unpaid
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  principal sum and any unpaid accrued interest from time to time outstanding accruing at the rate of 8% per annum compounded annually on July 1 of each year, commencing with July 1, 1997 (the "Non-Default Interest Rate"). One-half
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  of interest accrued during the period from July 1st until June 30th of the following year (or, in the case of the first year, from the date of this Note until June 30, 1997) will be due and payable on June 30 of each year commencing with June 30, 1997. Borrower shall have the right, but not the obligation, to pay 100 percent of the interest accrued during such time period on June 30. Any interest accrued, but not paid on June 30 shall continue to accrue interest, compounded as described above. The principal amount of, and all accrued and unpaid interest on, this Note will be due and payable on the earlier of June 30, 2007 or within ninety (90) days after Borrower ceases to be an employee (for any reason or no reason) of the Company or any of its subsidiaries.

            All payments of principal and interest on this Note are payable at the Company's office at 9700 Commerce Parkway, Lenexa, Kansas 66219-2409,
  Attention: President, or at such other place as the Company shall notify Borrower in writing. Principal and interest shall be payable in United States currency that at the time is legal tender for the payment of public and private debt.

            This Note is executed and delivered together with a certain Pledge Agreement, dated as of even date herewith (the "Pledqe Aqreement"), between
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  Borrower and the Company which, among other things, secures payment of this
  Note. In the event of a Default (as hereinafter defined) under this Note, the Company shall be entitled to enforce its rights against the Pledge Collateral (as defined in the Pledge Agreement) with respect to the amount due under the Note upon such Default.

            So long as any amounts remain outstanding under this Note, or any shares of Series A Common Stock of the Company, par value $0.01 per share, Series A Preferred Stock of the Company, par value $0.01 per share, or any
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  other capital stock of the Company (collectively, the "Stock"), owned by
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  Borrower shall be subject to the Pledge Agreement, Borrower shall not sell or transfer such Stock; provided, however, in the event that at any time Borrower
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  shall, in violation of the terms of this Note, sell or transfer any
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of the Stock, any interest in the Stock or other equity interest of the Company of which he is the owner, Borrower shall apply, from time to time, upon, and only to the extent of receipt, the net cash proceeds of such sale or transfer (after allowance for any federal, state and local income taxes payable with respect to such sale) to the prepayment of this Note; such prepayment shall be charged first against accrued interest and then against principal, and then against any other obligations in respect of this Note, provided further, such
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prepayment shall not affect the Company's right to declare a Default
(as hereinafter defined) under this Note. In addition, this Note shall be prepaid to the extent provided in the Pledge Agreement.
Borrower may prepay this Note in whole or in part, without penalty, at any time, provided that at the time of any partial prepayment, Borrower shall also pay all interest that has accrued on any unpaid interest and all accrued interest on the amount of the principal sum prepaid.

          Upon the happening of any Default of Borrower of the type specified in paragraph (a) below, the Company, at its option may declare the entire unpaid balance of the amount owed by Borrower under this Note, together with all accrued and unpaid interest, to be due and payable 90 days after such declaration, and upon the happening of any other Default, the Company, at its option may declare the entire unpaid balance of the amount owed by Borrower under this Note, together with all accrued and unpaid interest, to be immediately due and payable.

          Each of the following shall constitute a "Default" of
Borrower:

          (a) failure to make any payment of principal or interest within 10 business days of when due hereunder and the same shall have not been cured within 45 days after written notice thereof has been given to the Borrower;

          (b) any representation of Borrower contained in the Pledge Agreement shall prove to have been false or misleading in any material respect as of the time made;

          (c) Borrower shall default in the performance or observance of any covenant or provision contained herein or in the Pledge
Agreement and the same shall not have been cured within sixty (60) days after written notice thereof has been given to the Borrower;

          (d) Borrower assigns any of his obligations under this Note to any person or entity other than in connection with his death, or by operation of law in connection with his death;

          (e) Borrower (i) generally is not paying his debts as they become due; (ii) shall admit in writing his inability

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to pay his debts generally; (iii) shall make a general assignment for the benefit of creditors; or (iv) commences any proceeding relating to him under any other bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution, liquidation or similar law or statute of any jurisdiction, whether now or hereafter in effect, or any other procedure for the relief of financially distressed debtors;

          (f) there is commenced by or against Borrower any proceeding under any other applicable bankruptcy, insolvency, reorganization or other similar law seeking to adjudicate Borrower bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of Borrower or his debts, or seeking the entry of an order for relief or the appointment of a receiver, liquidator, assignee, trustee, sequestrator, agent or custodian (or other similar official) for him or any substantial part of his property, and relief against him is ordered in such proceeding or such proceeding remains undismissed for a period of sixty (60) days or more,

          (g) Borrower's employment by the Company or its subsidiaries is terminated for any reason.

          Upon the occurrence of any Default of Borrower, interest on the outstanding amount of Borrower's debt to the Company hereunder shall accrue, in lieu of the aforementioned rate, at a per annum rate equal to two (2) percent over the Non-Default Interest Rate. All payments received by the Company from Borrower on this Note after such Default shall be applied by the Company to Borrower's debt hereunder as follows: first, to accrued and unpaid interest; second, to the reduction of principal; and third, to any other obligations in respect to this Note.

          EXCEPT AS PROVIDED IN THE IMMEDIATELY FOLLOWING PARAGRAPH AND WITH REGARD TO THE PLEDGED COLLATERAL, THIS NOTE AND ALL OBLIGATIONS OF BORROWER HEREUNDER SHALL BE NON-RECOURSE TO BORROWER PERSONALLY, AND BORROWER SHALL NOT BE PERSONALLY OBLIGATED OR LIABLE UNDER THIS NOTE OR FOR SUCH OBLIGATIONS, AND THE COMPANY'S SOLE AND EXCLUSIVE RECOURSE UNDER THIS NOTE AND FOR SUCH OBLIGATIONS WILL BE WITH REGARD TO THE PLEDGED COLLATERAL PURSUANT TO THIS NOTE AND THE PLEDGE AGREEMENT.

          In the event this Note is turned over to any attorney-at law for collection after any Default of Borrower, in addition to principal and interest, the Company shall be entitled to collect all costs of collection, including, but not limited to, reasonable attorneys fees and costs incurred in connection with any of the Company's collection efforts, whether or not suit on this Note is filed, and all such cases and expenses shall be payable by Borrower on demand and also shall be secured by all other collateral at any

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time held by the Company as security for Borrower's obligations to the
Company, it being understood, without limiting the generality of the foregoing, that Borrower shall have personal liability for an amount equal to any such costs and expenses.

          No failure on the part of the Company or other holder hereof to exercise any right or remedy hereunder with respect to Borrower, whether before or after the happening of a Default of Borrower, shall constitute a waiver of any future Default or of any other Default of Borrower. No failure to accelerate the debt of Borrower evidenced hereby by reason of a Default of Borrower or indulgence granted from time to time shall be construed to be a waiver of the right to institute6t upon prompt payment thereafter, or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right the Company may have, whether by the laws of the state governing this Note, by agreement or otherwise, and Borrower hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing. This Note may not be modified orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

          Borrower, for himself and his heirs, successors and assigns, hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, or exemption now provided, or that hereafter may be provided, by any applicable federal or state statute, both as to himself personally and as to all of his property, whether real or personal against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

          Each of the Company and Borrower intends that the obligations evidenced by this Note conform strictly to the applicable usury laws as are from time to time in force. All agreements between Borrower and the Company, whether now existing or hereafter arising and whether oral or written, hereby are expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to the Company or collected by the Company, by or on behalf of Borrower for the use, forbearance or detention of the money to be loaned to Borrower hereunder or otherwise; or for the payment or performance of any covenant or obligation contained herein of Borrower to the Company, or in any other document evidencing, securing or pertaining to such indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury law. If under any circumstances whatsoever fulfillment of any provision hereof or any other document, at the time performance of such provisions shall be due,

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shall involve transcending the limit of validity prescribed by law, then, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances the Company shall ever receive from or on behalf of Borrower an amount deemed interest, which would exceed the highest lawful rate under applicable law, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of Borrower's principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf.

          This Note is binding upon Borrower's successors and heirs, shall inure to the benefit of the Company, its sucessors and assigns and shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws. The Borrower hereby irrevocably submits on a non-exclusive basis to the jurisdiction of the federal courts of the United States of America, the courts OF New York and any courts competent to hear appeals therefrom.

          IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and delivered at the place specified above and as of the date first written above.




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